EXHIBIT 10.1

A Delaware Limited Liability Company

4500 SW Kruse Way, Suite 170 w Lake Oswego, OR 97035

(503) 303-5100 w (855)-696-6887 w Fax (855) 696-8888

LOAN AND SECURITY AGREEMENT NUMBER 1020

DEBTOR:	QUANTUMSPHERE, INC., a Nevada corporation (“Debtor”)

LENDER:	NOVUS CAPITAL GROUP, LLC, a Delaware limited liability company (“Lender”)

THIS LOAN AND SECURITY AGREEMENT is made by and between Debtor and Lender in consideration of the mutual agreements contained herein, the parties hereto agree as follows:

SECTION 1.             definitions.

1.1                Defined Terms. As used in this Agreement the following terms have the following defined meanings, unless the context otherwise requires (such terms to be equally applicable to both singular and plural forms of the terms defined):

“Agreement” means this Loan and Security Agreement, as the same may from time to time be amended, modified, replaced or supplemented.

“Business Day” means a day other than a Saturday, Sunday or legal holiday under the laws of the State of Oregon.

“Closing Date” means each date on which a Loan is made pursuant hereto.

“Code” means the Uniform Commercial Code as from time to time in effect in the State of Oregon.

“Collateral” means Debtor’s assets which are pledged to secure this Agreement and include all of Debtor’s assets currently owned or hereafter acquired, including, but not limited to, Debtor’s production and manufacturing equipment and Intellectual Property and as identified on one or more Schedules that are attached to or incorporated in this Agreement.

“Commencement Date” means the beginning of the contracted term under each Loan. The Commencement Date of each Loan will be the 10th day of the month. If the Disbursement Date occurs on or before the 10th of the month, the commencement Date shall be the 10th day of the month in which the Disbursement Date occurred. If the Disbursement Date occurs after the 10th of the month, the Commencement Date shall be the 10th day of the month immediately following the Disbursement Date.

“Commitment” means the obligation of Lender to make the Loans in the aggregate principal amount specified in Section 2.1.

“Default” shall mean any event which with notice, lapse of time, or any further condition, event or act would constitute an Event of Default.

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“Disbursement Date” means the date on which the Note for each Loan is signed by both Debtor and Lender and funds are disbursed under the terms of such Note.

“Disbursed Principal” means the original principal amount borrowed on each Loan.

“Draw Period” means the period of time from the date of this Agreement through the earlier to occur of (i) January 15, 2015, or (ii) the occurrence of an Event of Default.

“Event of Default” has the meaning set forth in Section 7.

“Financial Statements” means Debtor’s financial statements as filed with the Securities and Exchange Commission, including, but not limited to, balance sheets, profit and loss, and cash flow statements.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law (including any receivership or like proceeding), assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

“Interim Interest” means interest that is paid on the Disbursed Principal for that period of time between the Disbursement Date and the Commencement Date. Interim Interest shall be paid at a daily rate equal to the Interest Rate divided by 365.

“Interest Rate” is a fixed per annum rate per each Loan equal to 15.50%.

“Liens” means liens, mortgages, security interests, pledges, title retentions, charges, or other encumbrances of any kind whether voluntarily incurred or arising by operation of law or otherwise on the Collateral.

“Loan” means each loan or credit extension made by Lender to Debtor pursuant to each Note and this Agreement.

“Loan Documents” means this Agreement, the Notes, Supplements, Schedules, any other security agreement or loan documents executed by Debtor in connection with this Agreement, and any other agreement entered into, now or in the future, by Debtor and Lender in connection herewith.

“Note” means each Promissory Note of Debtor evidencing a Loan, as described in Section 2.2, substantially in the form of Exhibit A hereto, as the same may from time to time be amended, modified, replaced or supplemented.

“Obligations” means (i) the aggregate unpaid principal amount of, and accrued interest on, the Notes; (ii) all other obligations and liabilities of Debtor, now existing or hereafter incurred, under, arising out of or in connection with this Agreement, any Note, or any other Loan Document; and (iii) any and all other present and future indebtedness, obligations and liabilities of any kind whatsoever of Debtor to Lender, whether direct or indirect, joint or several, absolute or contingent, liquidated or unliquidated, secured or unsecured, matured or unmatured and whether originally contracted with Lender or otherwise acquired by Lender or from time to time reduced and thereafter increased.

“Payment Due Date” shall be the 10th day of each month and the first scheduled payment shall be due on the 10th day of the month immediately following the Commencement Date.

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Confidential	K.M.	(signer’s initials)

“Person” means natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, estates, other organizations and entities, and governmental agencies and political subdivisions.

“Prepayment” means payment in full of the Loans prior to their maturities by paying Lender an amount equal to the sum of i) all accrued interest, charges and fees; ii) unpaid principal; and iii) any applicable Prepayment Premium.

“Prepayment Premium” means a charge paid by Debtor to Lender to terminate Debtor’s Loan(s) within the first six months after the Commencement Date of any Loan. The Prepayment Premium shall equal 1.50% of the Disbursed Principal.

“Supplement” means each Supplement executed and delivered by Debtor in substantially the form of Exhibit B attached hereto.

1.2                Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles.

SECTION 2.             AMOUNT AND TERMS OF LOAN.

2.1                Commitment. Subject to the terms and conditions of this Agreement, Lender agrees to make up to two Loans (“Tranche 1” and “Tranche 2”), from time to time during the Draw Period, to Debtor in an aggregate principal amount not to exceed One Million Dollars and 00/100 ($1,000,000.00). Each Loan shall be for a principal amount of Five Hundred Thousand Dollars and 00/100 ($500,000.00) and the conditions precedent for the granting of each Loan are detailed in Exhibit A-1 (“Tranche 1”) and Exhibit A-2 (“Tranche 2”). The obligation of Lender to make Loans hereunder shall terminate on the expiration of the Draw Period. Debtor shall give Lender at least five (5) Business Days prior written notice of the date and amount of each proposed Loan. No Loan which is repaid may be reborrowed.

2.2                The Notes. Each Loan shall be evidenced by a Note of Debtor substantially in the form of Exhibit A-1 and Exhibit A-2 hereto, with appropriate insertions therein as to amounts, dates and interest rate, in each case, as determined by Lender and as detailed hereunder. Debtor’s obligation to repay the Notes and all other amounts payable hereunder is absolute and unconditional under any and all circumstances and shall not be affected by any circumstances of any character whatsoever. Each Note shall (i) be dated the date on which the Loan evidenced thereby is made; (ii) be for the term specified in such Note; and (iii) be stated to be paid in consecutive monthly installments of principal plus interest, on the dates and in the amounts set forth in such Note. The Notes (and the related Loans) may be prepaid in whole but not in part.

2.3                Use of Proceeds. Debtor shall use the proceeds of each Loan solely as working capital and not for personal, family, or household purposes.

SECTION 3.             CONDITIONS OF BORROWING.

3.1                Conditions of Each Loan. Lender shall not be required to make any Loan hereunder (including the initial Loan) unless on the Closing Date of such Loan:

(a)                 Note. The Note evidencing such Loan and all related Loan Documents shall have been duly executed and delivered to Lender.

(b)                 Insurance. Lender shall have received evidence satisfactory to it that the Collateral used to secure such Loan is insured against loss, theft, damage or destruction in an amount not less than the full replacement value of the Collateral, with loss payable to Lender. At Lender’s request, Debtor also shall provide and maintain primary comprehensive general all risk liability insurance.

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Confidential	K.M.	(signer’s initials)

(c)                 Security Interest. All filings deemed necessary or desirable by Lender to establish, protect, preserve and perfect its security interest in the Collateral that is pledged as security for such Loan as a valid first priority perfected security interest shall have been duly effected, and all fees, taxes and other charges relating to such filings and recordings shall have been paid by Debtor.

(d)                 Representations. (i) The representations and warranties contained in this Agreement shall be true and correct in all respects on and as of the date of the making of such Loan with the same effect as if made on and as of such date; (ii) no Default or Event of Default shall be in existence on the date of the making of such Loan or shall occur as a result of such Loan; and (iii) the acceptance by Debtor of each Loan shall constitute a representation by Debtor that the statements contained in clauses (i) and (ii) above are true and correct on the date of such Loan.

(e)                 Other Documents and Information. Lender shall have received from Debtor, in form and substance satisfactory to Lender, such other documents and information as Lender shall reasonably request.

(f)                  Legal Matters. All legal matters with respect to and all legal documents executed in connection with the transactions contemplated by this Agreement shall be satisfactory to counsel for Lender.

(g)                 Default. No Default shall have occurred or will exist after making such Loan.

3.2                Conditions of Tranche 1 Loan. Lender shall not be required to make the Tranche 1 Loan hereunder unless Lender is in receipt of:

(a)                 Fully executed Loan Documents; and

(b)                 Perfected Security Interest (to occur upon the filing of a financing statement on Form UCC-1 with the Nevada Secretary of State and the California Secretary of State immediately prior to the wiring of the initial Loan evidenced by the Note represented by Exhibit A-1 hereto).

3.3                Conditions of Tranche 2 Loan. Lender shall not be required to make the Tranche 2 Loan hereunder unless:

(a)	Debtor shall have raised additional equity of no less than Three Million Dollars and 00/100 ($3,000,000.00)* on or before December 31, 2014 (the “Additional Round”);

(i)	* In the event Debtor raises a minimum of $2.5 million, but less than $3 million, in the Additional Round, Lender will review the circumstances of the Additional Round and Debtor’s financial condition at the time of the Additional Round and use its best efforts to amend the $3 million requirement;

(b)	The payments on Tranche 1 shall have been paid as agreed; and

(c)	Debtor may not be in default on any of its obligations with any of its creditors.

SECTION 4.             REPRESENTATIONS AND WARRANTIES.

To induce Lender to enter into this Agreement and to make each Loan, Debtor represents and warrants to Lender that:

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Confidential	K.M.	(signer’s initials)

4.1                      Organization. Debtor is a corporation duly organized or formed, validly existing and in good standing under the laws of Nevada and is qualified and licensed to do business and is in good standing in any jurisdiction in which the conduct of its business or its ownership of property requires that it be qualified.

4.2                      Power and Authority. Debtor has full power, authority and legal right to execute and deliver this Agreement and the Notes, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created by this Agreement.

4.3                      Consents and Permits. No consent of any other party, and no consent, license, approval or authorization of, exemption by, or registration or declaration with, any governmental body, authority, bureau or agency is required in connection with (i) the execution, delivery or performance by Debtor of this Agreement or the Notes; or (ii) the validity or enforceability of this Agreement or the Notes.

4.4                      No Legal Bar. The execution, delivery and performance by Debtor of this Agreement, the Notes and other Loan Documents do not and will not violate any provision of any applicable law or regulation or of any judgment, award, order, writ or decree of any court or governmental instrumentality, will not violate any provision of the organizational documents of Debtor and will not violate any provision of or cause a default under any mortgage, indenture, contract, agreement or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets, and will not result in the creation or imposition of any lien on any of the assets of Debtor other than the security interest intended to be created hereby.

4.5                      No Defaults. Debtor is not in default, and no event or condition exists which, after the giving of notice or lapse of time or both, would constitute an event of default, under any mortgage, indenture, contract, agreement, judgment or other undertaking to which Debtor is a party or which purports to be binding upon Debtor or upon any of its assets.

4.6                      Enforceability. This Agreement, and each Note or other Loan Document Debtor is required to execute hereunder, when delivered, have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding obligations of Debtor enforceable in accordance with their terms.

4.7                      No Litigation. There is no action, suit, investigation or proceeding pending or, to Debtor’s knowledge, threatened against or affecting Debtor or any of its assets which could have an adverse effect upon the Collateral or repayment of the Loans or a material adverse effect on the business, operations or financial condition of Debtor.

4.8                      Taxes. Debtor has filed all Federal, state and local income tax returns that are required to be filed, and has paid (or provided for the payment of) all taxes as shown on said returns and all assessments received by it to the extent that such taxes and assessments have become due, and Debtor does not have any knowledge or any actual or proposed deficiency or additional assessment in connection therewith. The charges, accruals and reserves on the books of Debtor in respect of Federal, state and local taxes for all open years, and for the current fiscal year, make adequate provision for all unpaid tax liabilities for such periods.

4.9                     Financial Statements. All financial statements for Debtor delivered to Lender are true and accurate as of the dates thereof, and there has not been any adverse change in Debtor’s financial condition since the date of the most recent financial statements submitted to Lender.

4.10                  Full Disclosure. No written representation, warranty or other statement of Debtor in any certificate, agreement or other document given to Lender, as of the date such representations, warranties, or other statements were made, taken together with all such written certificates, agreements and other document statements given to Lender, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.

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Confidential	K.M.	(signer’s initials)

SECTION 5.             COVENANTS.

Debtor covenants and agrees that from and after the date hereof and so long as the Commitment or any Obligation is outstanding:

5.1                Notices. Debtor will give timely written notice to Lender of (i) the occurrence of any Default or Event of Default; (ii) the commencement or threat of any material litigation or proceedings affecting Debtor; and (iii) any dispute between Debtor and any governmental authority or other Person that might materially interfere with the normal business operations of Debtor.

5.2                Laws; Obligations; Operations. Debtor will (i) comply with all laws in all material respects and duly observe and conform to all requirements of any governmental authorities relating to the conduct of its business or to its properties or assets, except for any such requirements for which the results of non-compliance, individually or in the aggregate, would not affect Debtor’s ability to perform its obligations under the Agreement or result in a Lien upon any of the Collateral; (ii) maintain its existence as a legal entity and obtain and keep in full force and effect all rights, franchises, licenses and permits which are necessary to the proper conduct of its business; and (iii) obtain or cause to be obtained as promptly as possible any governmental, administrative or agency approval and make any filing or registration therewith which at the time shall be required with respect to the performance of its obligations under this Agreement or the operation of its business.

5.3                Inspection. Lender or its authorized representative may during normal business hours, subject to Debtor’s prior written consent based on not less than ten (10) days advance notice, inspect the Collateral and the books and records of Debtor related thereto.

5.4                Further Assurances. Debtor will promptly, at any time and from time to time, at its sole expense, execute and deliver to Lender such further instruments and other documents, and take such further action, as Lender may from time to time reasonably request to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, any and all security agreements, assignments, endorsements of certificates of title, and all other documents that Lender may reasonably request, in form and substance satisfactory to Lender, to create, perfect and continue to perfect or to better perfect the Lender’s Liens in the Collateral. To the maximum extent permitted by applicable law, Debtor authorizes Lender to execute any such Additional Documents in Debtor’s name and authorizes Lender to file such executed Additional Documents in any appropriate filing office. Debtor will pay or reimburse Lender for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation and, upon the occurrence of an Event of Default which is continuing, protection of Lender’s security interest in the Collateral.

5.5                No Disposition of Collateral. Without the prior written consent of Lender, Debtor will not sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral, except for the sale of inventory in the normal course of Debtor’s business.

5.6                No Liens. Debtor will not create, assume or suffer to exist any Lien of any kind upon the Collateral, even if junior in priority to Lender, except for the security interest created hereby.

5.7                Insurance. Debtor shall maintain fire and other risk insurance, public liability insurance, and such other insurance as Lender may require with respect to Debtor’s properties and operations, in form, amounts, coverages and with insurance companies acceptable to Lender. Debtor, upon request of Lender, will deliver to Lender from time to time the policies or certificates of insurance in form satisfactory to Lender, including stipulations that coverages will not be cancelled or diminished without at least ten (10) days prior written notice to Lender. Each insurance policy also shall include an endorsement providing that coverage in favor of Lender will not be impaired in any way by any act, omission or default of Debtor or any other person. In connection with all policies covering assets in which Lender holds or is offered a security interest for the Loans, Debtor will provide Lender with such lender's loss payable or other endorsements as Lender may require.

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WARNING

Unless you (Debtor) provide us (Lender) with evidence of insurance coverage as required by our agreements, we may purchase insurance at your expense to protect our interest. This insurance may, but need not, also protect your interest. If the collateral becomes damaged, the coverage we purchase may not pay any claim you make or any claim made against you. You may later cancel this coverage by providing evidence that you have obtained property coverage elsewhere.

You are responsible for the cost of any insurance purchased by us. The cost of this insurance may be added to your loan balance. If the cost is added to your loan balance, the interest rate on the underlying loan will apply to this added amount. The effective date of coverage may be the date your prior coverage lapsed or the date you failed to provide proof of coverage.

The coverage we purchase may be considerably more expensive than insurance you can obtain on your own and may not satisfy any need for property damage coverage or any mandatory liability insurance requirements imposed by applicable law.

5.8                No Changes in Debtor. Without the prior written consent of Lender, which consent shall not be unreasonably withheld with respect to a merger or asset sale, Debtor will not (i) enter into any merger or consolidation; (ii) liquidate or dissolve; (iii) sell, transfer or otherwise dispose of all or substantially all of its assets; (iv) change the form of organization of its business or state of organization or formation; or (v) without thirty (30) days prior written notice to Lender, change its name or its chief place of business.

5.9                Financial Statements. Debtor will provide to Lender its Financial Statements included in its 10-Q, 10-K and 8-K filings with the Securities and Exchange Commission, consistent with SEC guidelines and within ten (10) days after each filing.

SECTION 6.             SECURITY INTEREST.

6.1                Grant of Security Interest. As collateral security for the prompt and complete payment and performance when due of all the Obligations and to induce Lender to enter into this Agreement and make the Loans in accordance with the terms hereof, Debtor hereby grants to Lender a senior security interest in, all Debtor’s right, title and interest in and to the Collateral.

6.2                Filing of Financing Statements. Debtor authorizes Lender to prepare and file any financing statement necessary or desirable to perfect Lender’s security interest in the Collateral, and any continuation statement or amendment with respect thereto, in any appropriate filing office. Debtor hereby ratifies the filing of any financing statement filed without the signature of Debtor prior to the date hereof.

6.3                Lender Appointed as Attorney-in-Fact. For so long as Debtor has any financial obligations to Lender, Debtor hereby irrevocably makes, constitutes, and appoints Lender (and any of Lender’s officers, employees, or agents designated by Lender) as Debtor’s true and lawful attorney, with power to (i) if Debtor refuses to, or fails timely to execute and deliver any of the documents requested by Lender pursuant to Section 5.4, sign Debtor’s name on any such document; and (ii) endorse Debtor’s name on any of its payment items that may come into Lender’s possession. The appointment of Lender as Debtor’s attorney, and each and every one of its rights and powers, being coupled with an interest, is irrevocable.

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SECTION 7.             EVENTS OF DEFAULT.

Each of the following shall constitute an event of default (“Event of Default”) under this Agreement:

(a)                 Debtor shall fail to (i) make any payment of principal or interest on any Loan when due or (ii) pay any other Obligation after the same becomes due;

(b)                 Any representation or warranty made by Debtor in this Agreement or in connection with any Loan, or by Debtor in any document, certificate or financial or other statement now or hereafter furnished by Debtor to Lender in connection with this Agreement, shall at any time prove to be untrue or misleading in any material respect as of the time when made;

(c)                 Debtor shall fail to observe any covenant, condition or agreement contained in Section 5;

(d)                 Debtor shall fail to observe or perform any other covenant, condition or agreement contained in this Agreement or any other Loan Documents, and such failure shall continue unremedied for a period of ten (10) days or more;

(e)                 There is, under any agreement to which Debtor is a party, a default in the payment or performance of any obligation to a Person resulting in a right by such Person to accelerate the maturity of any indebtedness, realize on any collateral, or terminate any agreement material to Debtor’s business;

(f)                  Debtor is unable to pay its debts (including trade debts) as they become due or otherwise becomes insolvent, or Debtor or any subsidiary of Debtor commences an Insolvency Proceeding;

(g)                 An Insolvency Proceeding shall have been commenced against Debtor or any subsidiary of Debtor and is not dismissed or stayed within forty-five (45) days after the commencement of such proceeding;

(h)                 Any material adverse change in the business, operations or financial condition of Debtor occurs; or

(i)                   A change in ownership of forty-nine percent (49%) or more of the stock or other equity interests in Debtor.

SECTION 8.             REMEDIES.

8.1                Termination: Acceleration. If an Event of Default specified in Section 7(f) (only with respect to commencement of an Insolvency Proceeding) or (g) shall occur, then the Commitment shall immediately terminate and the Loans and all other Obligations shall become immediately due and payable without any notice or other action by Lender. If any other Event of Default shall occur and be continuing, then, and in any such event, Lender may, without any notice or demand, (i) suspend or terminate forthwith the Commitment and (ii) declare the Loans and all other Obligations to be immediately due and payable.

8.2                Additional Remedies. If an Event of Default shall occur and be continuing, Lender may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a creditor, whether secured or unsecured, under the Code or under any other applicable law. Without limiting the generality of the foregoing, Debtor agrees that in any such event, Lender, without notice or demand of any kind (except the notice specified below of the time and place of public or private sale) to or upon Debtor or any other Person (all and each of which demands and notices are hereby expressly waived), may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, transfer, give option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales, at any exchange or broker’s board or at any of Lender’s offices or elsewhere at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Lender shall have the right upon any such public sale or sales, to the extent permitted by law, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Debtor, which right or equity is hereby expressly released. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization, disposition or sale (after deducting all reasonable costs and expenses of every kind incurred by Lender or incidental to the sale, disposition, care, safekeeping, preparation for sale or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorneys’ fees and legal expenses) to the payment in whole or to part of the Obligations, in such order as Lender may elect and only after so applying such net proceeds and after the payment by Lender of any other amount required by any provision of law, shall Lender account for the surplus, if any, to Debtor. To the extent permitted by applicable law, Debtor waives all claims, damages, and demands against Lender arising out of the repossession, retention or sale of the Collateral. Debtor agrees that Lender need not give more than ten (10) days notice (which notification shall be deemed given when mailed in accordance with Section 9.2) of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Debtor shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations and all other amounts to which Lender is entitled.

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Confidential	K.M.	(signer’s initials)

8.3                Cumulative Remedies. Lender’s rights and remedies under this Agreement and the other Loan Documents are cumulative and may be exercised singularly or concurrently. Lender has all rights and remedies provided under this Agreement, the Code, by law, or in equity. Lender’s exercise of any right or remedy is not an election, and no failure or delay on the part of Lender in exercising any right, remedy, power or privilege hereunder or under any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

8.4                Waiver by Debtor. Debtor hereby waives presentment, demand, protest or any notice, except as expressly provided in Section 8 (to the extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral. To the extent permitted by the Code or other applicable law, Debtor waives any rights now or hereafter conferred by statute or otherwise which limit or modify any of Lender’s rights or remedies under this Agreement.

SECTION 9.             MISCELLANEOUS.

9.1                Joint and Several Obligations. If Debtor consists of more than one person or entity, all Obligations of Debtor under this Agreement shall be joint and several, and all references to Debtor shall mean each and every Debtor.

9.2                Notices. All notices, requests and demands to or upon any party hereto shall be deemed to have been duly given (i) three (3) Business Days after being deposited in the United States mail, proper postage prepaid when sent by registered or certified mail, addressed to such party as follows, or to such other address as may be hereafter designated in writing by such party to the other party hereto; (ii) as of the Business Day after the day delivered to a nationally recognized overnight courier when delivered to such courier by sender in timely fashion so as to permit next-day delivery; (iii) upon delivery, when personally delivered; and (iv) upon dispatch when sent by facsimile machine with confirmation of transmittal completion received by sender:

Debtor:	QUANTUMSPHERE, INC., a Nevada corporation
2905 Tech Center Drive
Santa Ana, CA 92705
Attention: Gregory L. Hrncir
Fax: (714) 545-6265

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Confidential	K.M.	(signer’s initials)

Lender:	NOVUS CAPITAL GROUP, LLC, a Delaware Limited Liability Company 4500 SW Kruse Way, Suite 170 Lake Oswego, OR 98035 Attention: Jim Johnson Fax: (855) 696-8888

9.3                Indemnity.

(a)                 Debtor agrees to pay, and to indemnify and save Lender harmless from any and all taxes, including, without limitation, sales, use, stamp and personal property taxes (other than any corporate income, capital, franchise or similar taxes payable by Lender with respect to the payments made to Lender hereunder) and all license, filing, and registration fees and assessments and other charges, if any, which may be payable or determined to be payable in connection with the execution, delivery and performance of this Agreement or the Notes or any modification thereof.

(b)                 Debtor hereby further agrees to pay, indemnify, and hold Lender harmless from and against any and all other liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including legal expenses) or disbursements of any kind or nature whatsoever arising out of or relating to the Loan Documents or transactions described therein, provided, that Debtor shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender, as finally determined by a court of competent jurisdiction.

9.4                Payment of Lender’s Costs. Debtor agrees to pay upon demand all of Lender’s out-of-pocket expenses, including attorneys’ fees, incurred in connection with the negotiation and preparation of the Loan Documents, including any amendments or modifications thereto. If an Event of Default shall occur and be continuing, Debtor agrees to reimburse Lender for its reasonable attorney’s fees, court costs and collection costs, whether or not any litigation is commenced by Lender, which are incurred by Lender to enforce or interpret any of the Loan Documents or collect any Obligations due to Lender, including, without limitation, (i) the reasonable costs and fees of a collection agency; and (ii) attorney’s fees and costs incurred at trial, on appeal and in any mediation, arbitration or bankruptcy proceeding. All such amounts shall, until paid by Debtor to Lender, constitute Obligations of Debtor secured by the Collateral and shall be payable on demand.

9.5                Expenditures by Lender. If not discharged or paid when due, Lender may (but shall not be obligated to) discharge or pay any amounts required to be discharged or paid by Debtor under this Agreement, including without limitation all taxes, liens, encumbrances, and other claims, at any time levied or placed on the Collateral. Lender also may (but shall not be obligated to) pay all costs for insuring, maintaining and preserving the Collateral. All such expenditures incurred or paid by Lender for such purposes will then bear interest at the highest rate applicable to the Obligations from the date incurred or paid by Lender to the date of repayment and shall be payable on demand. Any action by Lender hereunder shall not be construed as curing any default so as to bar Lender from any remedy that it would otherwise have.

9.6                Survival of Representations and Warranties. All representations and warranties made in this Agreement and any certificates delivered pursuant hereto or thereto shall survive the execution and delivery of this Agreement and the making of the Loans hereunder, and the agreements contained in Section 9.3 shall survive payment of the Notes.

9.7                Amendment; Waivers. No provision of this Agreement, the Notes, or any related agreements, may be amended or modified in any way, nor may noncompliance therewith be waived, except pursuant to a written instrument executed by Lender and Debtor.

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Confidential	K.M.	(signer’s initials)

9.8                Counterparts. This Agreement may be executed by the parties hereto on any number of separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. Executed counterparts may be transmitted between Debtor and Lender as i) documents bearing original signatures sent via mail or overnight express, ii) facsimile, or iii) PDF copies sent electronically and all executed counterparts, no matter how transmitted shall be legally binding on both Debtor and Lender.

9.9                Headings. The headings of the Sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

9.10            Successors or Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Lender and their respective successors and assigns, except that Debtor may not assign or transfer its rights or any interest hereunder.

9.11            Entire Agreement. This Agreement, including all Notes, Supplements, Schedules and Loan Documents related hereto, contain the complete, final and exclusive statement of the terms of the agreement between Lender and Debtor relating to the transactions hereby contemplated.

9.12            Choice of Law and Venue; Jury Trial Waiver.

(a)                    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF OREGON, WITHOUT REGARD TO ITS CONFLICT OF LAW PROVISIONS.

(b)                    DEBTOR IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF OREGON) WITH VENUE IN CLACKAMAS COUNTY, OREGON; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION AGAINST DEBTOR OR THE COLLATERAL IN CALIFORNIA. EACH OF THE PARTIES HERETO EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH OF THE PARTIES HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO IT AT THE ADDRESS SET FORTH HEREIN, AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY’S ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE U.S. MAIL, PROPER POSTAGE PREPAID.

(c)                    DEBTOR AND LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. DEBTOR AND LENDER REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

9.13            Correction of Loan Documents. Lender may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties.

Executable QSI Loan and Security Agreement		Page 11 of 18

Confidential	K.M.	(signer’s initials)

9.14            Severability; Intent to Limit Charges to Maximum Lawful Rate. If a court of competent jurisdiction finds any provision of this Agreement or other Loan Documents to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances. If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable. In no event shall the interest rate or rates payable under the Notes, plus any other amounts paid in connection herewith or therewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable.

9.15            Time is of the Essence. Time is of the essence in the performance of this Agreement.

UNDER OREGON LAW, MOST AGREEMENTS, PROMISES AND COMMITMENTS MADE BY US (LENDER) CONCERNING LOANS AND OTHER CREDIT EXTENSIONS WHICH ARE NOT FOR PERSONAL, FAMILY OR HOUSEHOLD PURPOSES OR SECURED SOLELY BY THE BORROWER'S RESIDENCE MUST BE IN WRITING, EXPRESS CONSIDERATION AND BE SIGNED BY US TO BE ENFORCEABLE.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the ____ day of June, 2014.

Agreed and consented to by

LENDER: DEBTOR:

NOVUS CAPITAL GROUP, LLC, QUANTUMSPHERE, INC.,

a Delaware limited liability company a Nevada corporation

LENDER:	DEBTOR:

NOVUS CAPITAL GROUP, LLC,	QUANTUMSPHERE, INC.,
a Delaware limited liability company	a Nevada corporation

By:	By:	/s/ Kevin D. Maloney
Name:	Name:	Kevin D. Maloney
Title:	Title:	President and CEO

Executable QSI Loan and Security Agreement		Page 12 of 18

Confidential	K.M.	(signer’s initials)

EXHIBIT A- 1

- SAMPLE -

Promissory Note Number 01

Hereby made a part of Loan and Security Agreement Number 1020

AMOUNT:	$ 500,000.00

DEBTOR:	QUANTUMSPHERE, INC., a Nevada corporation (“Debtor”)
LENDER:	NOVUS CAPITAL GROUP, LLC, a Delaware limited liability company (“Lender”)

FOR VALUE RECEIVED, Debtor promises to pay to the order of Lender, at such address as Lender may designate by notice to Debtor, in lawful money of the United States, the principal sum of Five Hundred Thousand Dollars and 00/100 ($500,000.00) together with interest, calculated at 15.50% per annum, in thirty-six (36) consecutive monthly installments (principal and interest) of not less than Seventeen Thousand Four Hundred Fifty-five Dollars and 34/100 ($17,455.34) each, beginning on August 10, 2014 and continuing on the same day of each month thereafter through and including July 10, 2017.

A documentation fee of Five Thousand Dollars and 00/100 ($5,000.00) will be deducted from the proceeds of the Loan.

This Note is one of the Notes referred to in the Loan and Security Agreement Number 1020 between Debtor and Lender (as the same may from time to time be amended, supplemented or otherwise modified, the “Agreement”), is secured as provided in the Agreement, and is subject to the terms and provisions thereof. Capitalized terms used herein shall have the respective meanings given them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

If a payment is more than ten (10) days late, Debtor will be assessed a late fee and charged five percent (5%) of such payment.

Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable in the sum of all existing delinquent and accrued interest, late fees and charges plus the remaining unpaid principal due under the Note. Interest shall accrue on the accelerated balance at the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law.

In the event that Lender or any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all costs and expenses of such action, including reasonable attorneys’ fees and costs, whether incurred at trial, on appeal or in any bankruptcy proceeding.

- SAMPLE -

Executable QSI Loan and Security Agreement		Page 13 of 18

Confidential	K.M.	(signer’s initials)

- SAMPLE -

Debtor and any other person who signs or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, or extend (repeatedly and for any length of time) this loan, or release any party or collateral; fail to realize upon or perfect Lender’s security interest in the collateral; or take any other action deemed reasonably necessary by Lender without the consent of or notice to anyone. If Debtor consists of more than one person or entity, all obligations of Debtor herein shall be joint and several.

This Promissory Note is dated this ____ day of June, 2014.

LENDER:		DEBTOR:

NOVUS CAPITAL GROUP, LLC,		QUANTUMSPHERE, INC.,
a Delaware limited liability company		a Nevada corporation

By:	- SAMPLE -	By:	- SAMPLE -
Name:		Name:	Kevin D. Maloney
Title:		Title:	President and CEO

- SAMPLE -

Executable QSI Loan and Security Agreement		Page 14 of 18

Confidential	K.M.	(signer’s initials)

EXHIBIT A- 2

- SAMPLE -

Promissory Note Number 02

Hereby made a part of Loan and Security Agreement Number 1020

Conditions precedent to funding. Lender shall be under no obligation to enter into this Promissory Note Number 02 unless:

(a)	Debtor shall have raised additional equity of no less than Three Million Dollars and 00/100 ($3,000,000.00)* on or before December 31, 2014 (the “Additional Round”);

(i)	* In the event Debtor raises a minimum of $2.5 million, but less than $3 million, in the Additional Round, Lender will review the circumstances of the Additional Round and Debtor’s financial condition at the time of the Additional Round and use its best efforts to amend the $3 million requirement.

(b)	The payments on Tranche 1 shall have been paid as agreed; and

(c)	Debtor may not be in default on any of its obligations with any of its creditors.

AMOUNT:	$ 500,000.00

DEBTOR:	QUANTUMSPHERE, INC., a Nevada corporation (“Debtor”)
LENDER:	NOVUS CAPITAL GROUP, LLC, a Delaware limited liability company (“Lender”)

FOR VALUE RECEIVED, Debtor promises to pay to the order of Lender, at such address as Lender may designate by notice to Debtor, in lawful money of the United States, the principal sum of Five Hundred Thousand Dollars and 00/100 ($500,000.00) together with interest, calculated at 15.50% per annum, in thirty-six (36) consecutive monthly installments (principal and interest) of not less than Seventeen Thousand Four Hundred Fifty-five Dollars and 34/100 ($17,455.34) each, beginning on March 10, 2015 and continuing on the same day of each month thereafter through and including February 10, 2018.

A documentation fee of Five Thousand Dollars and 00/100 ($5,000.00) will be deducted from the proceeds of the Loan.

This Note is one of the Notes referred to in the Loan and Security Agreement Number 1020 between Debtor and Lender (as the same may from time to time be amended, supplemented or otherwise modified, the “Agreement”), is secured as provided in the Agreement, and is subject to the terms and provisions thereof. Capitalized terms used herein shall have the respective meanings given them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

Executable QSI Loan and Security Agreement		Page 15 of 18

Confidential	K.M.	(signer’s initials)

- SAMPLE -

- SAMPLE -

If a payment is more than ten (10) days late, Debtor will be assessed a late fee and charged five percent (5%) of such payment.

Upon the occurrence and continuance of any one or more of the Events of Default specified in the Agreement, the amounts then remaining unpaid on this Note, together with any interest accrued, may be declared to be (or, with respect to certain Events of Default, automatically shall become) immediately due and payable in the sum of all existing delinquent and accrued interest, late fees and charges plus the remaining unpaid principal due under the Note. Interest shall accrue on the accelerated balance at the lesser of eighteen percent (18%) per annum or the highest rate allowed under applicable law.

In the event that Lender or any holder of this Note shall institute any action for the enforcement or the collection of this Note, there shall be immediately due and payable, in addition to the unpaid balance hereof, all costs and expenses of such action, including reasonable attorneys’ fees and costs, whether incurred at trial, on appeal or in any bankruptcy proceeding.

Debtor and any other person who signs or endorses this Note, to the extent allowed by law, waive presentment, demand for payment, protest and notice of dishonor. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew, or extend (repeatedly and for any length of time) this loan, or release any party or collateral; fail to realize upon or perfect Lender’s security interest in the collateral; or take any other action deemed reasonably necessary by Lender without the consent of or notice to anyone. If Debtor consists of more than one person or entity, all obligations of Debtor herein shall be joint and several.

This Promissory Note is dated this ____ day of ________, 201_.

LENDER:		DEBTOR:

NOVUS CAPITAL GROUP, LLC,		QUANTUMSPHERE, INC.,
a Delaware limited liability company		a Nevada corporation

By:	- SAMPLE -	By:	- SAMPLE -
Name:		Name:	Kevin D. Maloney
Title:		Title:	President and CEO

- SAMPLE -

Executable QSI Loan and Security Agreement		Page 16 of 18

Confidential	K.M.	(signer’s initials)

EXHIBIT B

Supplement Number 1

Hereby made a part of Loan and Security Agreement Number 1020 and Promissory Note Number 01

DEBTOR:	QUANTUMSPHERE, INC., a Nevada corporation (“Debtor”)

LENDER:	NOVUS CAPITAL GROUP, LLC, a Delaware Limited Liability Company

This Supplement is executed and delivered by Debtor pursuant to the terms of a Loan and Security Agreement Number 1020 between Debtor and Lender, as the same may from time to time be amended, supplemented or otherwise modified (the “Agreement”). Capitalized terms used herein shall have the respective meanings given them in the Agreement unless otherwise defined herein or unless the context otherwise requires.

1.	Debtor hereby affirms that (i) the representations and warranties set forth in Section 4 of the Agreement are true and correct in all material respects as of the date hereof; and (ii) no Default or Event of Default has occurred and is continuing.

2.	Upon the funding thereof, Debtor hereby affirms that Lender will have made a Loan to it, which Loan is evidenced by a Note, in the principal amount of Five Hundred Thousand Dollars and 00/100 ($500,000.00).

LENDER:	DEBTOR:

NOVUS CAPITAL GROUP, LLC,	QUANTUMSPHERE, INC.,
a Delaware limited liability company	a Nevada corporation

By:	By:	/s/ Kevin D. Maloney
Name:	Name:	Kevin D. Maloney
Title:	Title:	President and CEO
Date:	Date:	June 19, 2014

Executable QSI Loan and Security Agreement		Page 17 of 18

Confidential	K.M.	(signer’s initials)

SCHEDULE TO LOAN AND SECURITY AGREEMENT NUMBER 1020

DESCRIPTION OF COLLATERAL:

All personal property of Debtor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including, but not limited to: accounts receivable, notes receivable, contract rights, drafts, instruments and chattel paper, whether tangible or electronic, equipment, machinery, furniture, fixtures, tools and supplies, inventory, general intangibles, deposit accounts, investment property, securities, financial assets, customer lists, and the proceeds thereof. Collateral shall include copyrights, patents, trademarks, or goodwill associated with trademarks of Debtor, and includes any proceeds arising from the disposition of any interest in the foregoing.

LENDER:	DEBTOR:

NOVUS CAPITAL GROUP, LLC,	QUANTUMSPHERE, INC.,
a Delaware limited liability company	a Nevada corporation

By:	By:	/s/ Kevin D. Maloney
Name:	Name:	Kevin D. Maloney
Title:	Title:	President and CEO
Date:	Date:	June 19, 2014

Executable QSI Loan and Security Agreement		Page 18 of 18

Confidential	K.M.	(signer’s initials)